2016 Equity Investor Presentation Second Quarter

FARMER MAC Forward-Looking Statements In addition to historical information, this presentation includes forward- looking statements that reflect management’s current expectations for Farmer Mac’s future financial results, business prospects, and business developments. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements. Management’s expectations for Farmer Mac’s future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties. Various factors or events could cause Farmer Mac’s actual results to differ materially from the expectations as expressed or implied by the forward-looking statements. Some of these factors are identified and discussed in Farmer Mac’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2016, Quarterly Report on Form 10- Q for the quarter ended March 31, 2016, filed with the SEC on May 10, 2016, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 9, 2016, which are also available on Farmer Mac’s website (www.farmermac.com). In light of these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this presentation. Any forward-looking statements made in this presentation are current only as of June 30, 2016, except as otherwise indicated. Farmer Mac undertakes no obligation to release publicly the results of revisions to any such forward-looking statements to reflect new information or any future events or circumstances, except as otherwise mandated by the SEC. The information contained in this presentation is not necessarily indicative of future results. NO OFFER OR SOLICITATION OF SECURITIES This presentation does not constitute an offer to sell or a solicitation of an offer to buy any Farmer Mac security. Farmer Mac securities are offered only in jurisdictions where permissible by offering documents available through qualified securities dealers. Any investor who is considering purchasing a Farmer Mac security should consult the applicable offering documents for the security and their own financial and legal advisors for information about and analysis of the security, the risks associated with the security, and the suitability of the investment for the investor’s particular circumstances. Copyright © 2016 by Farmer Mac. No part of this document may be duplicated, reproduced, distributed, or displayed in public in any manner or by any means without the written permission of Farmer Mac. EQUITY INVESTOR PRESENTATION 2016 02

FARMER MAC Use of Non-GAAP Financial Measures This presentation is for general informational purposes only, is current only as of June 30, 2016, and should be read in conjunction with Farmer Mac’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2016. In its analysis of its financial information, Farmer Mac uses the following non-GAAP financial measures: core earnings, core earnings per share, and net effective spread. Farmer Mac uses these non-GAAP financial measures to measure corporate economic performance and develop financial plans because, in management's view, they are useful alternative measures in understanding Farmer Mac's economic performance, transaction economics, and business trends. These non-GAAP financial measures may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of these non-GAAP financial measures is intended to be supplemental in nature, and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP. Core earnings and core earnings per share principally differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding the effects of fair value fluctuations, which are not expected to have a cumulative net impact on financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is generally expected. Core earnings and core earnings per share also differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding specified infrequent or unusual transactions that Farmer Mac believes are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business. Farmer Mac uses net effective spread to measure the net spread Farmer Mac earns between its interest-earning assets and the related net funding costs of these assets. Net effective spread differs from net interest income and net interest yield because it excludes: (1) the amortization of premiums and discounts on assets consolidated at fair value; and (2) interest income and interest expense related to consolidated trusts with beneficial interests owned by third parties, which are presented on Farmer Mac's consolidated balance sheets as "Loans held for investment in consolidated trusts, at amortized cost." EQUITY INVESTOR PRESENTATION 2016 03

FARMER MAC Table of Contents 05 Executive Summary 13 Agricultural Industry Highlights 22 Farmer Mac Overview 33 Farmer Mac Financial Performance 40 Appendix EQUITY INVESTOR PRESENTATION 2016 04

Executive Summary

FARMER MAC Farmer Mac Overview Created in the 1980s to help provide a deeper credit market for rural America • Provide wholesale financing, secondary market and credit enhancements for agricultural and rural utilities lenders • Increase access to credit and drive more efficient credit pricing for rural America • Reduce rural credit market volatility by increasing liquidity and lending capacity for rural lenders Lines of business – focused on customers • Farm & Ranch • USDA Guarantees • Rural Utilities • Institutional Credit Diverse product suite provided to customers • Loan purchases • Wholesale financing • Credit protection EXECUTIVE SUMMARY 06 1987 1996 1998 1999 2008 Farmer Mac initially chartered by Congress as an instrumentality of the United States First major charter revision and expansion of authority (direct loan purchases) Outstanding business volume reaches $1 billion First listed on NYSE (AGM & AGM.A) Second major charter revision and expansion of authority (Rural Utilities) Outstanding business volume reaches $10 billion Outstanding business volume reaches $15 billion 2015

FARMER MAC
Financing Rural America®

Agricultural Real Estate Mortgage Market Structure[1]

AS OF DECEMBER 31, 2015


FARM CREDIT SYSTEM (GSE)[2][3]
NON-FCS AG LENDERS[2]
Retail & Agribusiness
FCS FUNDING CORPORATION
COBANK Nationwide $24B
FCB OF TX Southwest $11B
AGRIBANK Midwest $47B
AGFIRST Southeast $11B
76 RETAIL ACAs
$93 Billion
Secondary Market
FARMER MAC
$12.0 Billion
{5.9% Market Share}[4]
WHOLESALE FINANCING
LOAN SALES
CREDIT PROTECTION
CREDIT PROTECTION
Mortgage Financing
Primary Agriculture Mortgage Market[1]
$205 Billion[4]
{Farmers & Ranchers}
Mortgage Financing
$112 Billion
INSURANCE COMPANIES $12B
AG BANKS $77B
NON-BANK LENDERS $23B
FINANCIAL INVESTORS (Developing Market) | various institutional investors investing in agricultural assets (and seeking leverage)

[1] Ag real estate mortgage market structure shown here includes only the outstanding unpaid principal balance of first lien ag mortgage assets forecast as of December 31, 2015.
[2] Source: USDA, Economic Research Service, nominal dollars forecast for year-end 2015 on a prorated basis (as of February 2016).
[3] Source: Farm Credit Administration, Call Report Data on a prorated basis for year-end 2015 (as of December 2015).
[4] Sum of FCS, non-FCS, and Farmer Mac first lien ag real estate mortgage assets does not add up to the total due to the nature of Farmer Mac's secondary market business model.

EXECUTIVE SUMMARY
07

FARMER MAC
Financing Rural America®

Rural Utilities (RU) Cooperative Mortgage Market[1]


FARM CREDIT SYSTEM (GSE)[2]
NON-GSE RU LENDERS[3]
Secondary Market
FARMER MAC
$3.9 Billion
(10.3% Market Share)[4]
WHOLESALE FINANCING
LOAN SALES
CREDIT PROTECTION
COBANK
$15 Billion
Mortgage Financing
Rural Utilities Cooperative Mortgage Market[1]
$38 Billion[4]
(900+ Cooperatives in Utilities Distribution, Generation and Transmission)
Mortgage Financing
$23 Billion
NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION ("CFC")

Market Opportunity

Industry dynamics may lead to Farmer Mac growth opportunities

- Push toward higher Tier 1 capital and more duration-matched funding
- Opportunities to help CFC refinance debt away from other sources of rural utility credit
- Needs for longer term capital expenditures in response to regulatory policies

(1) RU cooperative mortgage market structure includes only the outstanding unpaid principal balance of first lien RU cooperative real estate mortgage assets as of 2015Q3.
(2) Source: CoBank 2015Q4 Financial Information, Energy Loan Portfolio nominal dollars as of December 31, 2015.
(3) Source: CFC 10-Q, nominal dollars as of November 30, 2015, Long-term Loans Table 6.
(4) Nominal dollars for 2015; Sum of FCS, non-GSE and Farmer Mac first lien RU cooperative real estate mortgage assets does not add up to the total due to the nature of Farmer Mac's secondary market business model.

EXECUTIVE SUMMARY
08

FARMER MAC Farmer Mac Business Volume $ IN BILLIONS Year 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2Q16 Agricultural Outstanding Business Volume $3.1 $4.2 $5.5 $5.8 $5.5 $5.3 $7.2 $8.5 $9.0 $8.6 $9.6 $9.6 $10.7 $11.4 $11.9 $12.0 $12.6 Total Outstanding Volume $3.1 $4.2 $5.5 $5.8 $5.5 $5.3 $7.2 $8.5 $10.1 $10.7 $12.2 $11.9 $13.0 $14.0 $14.6 $15.9 $17.1 Ag Real Estate Mortgage Market and Farmer Mac $85 $89 $98 $97 $104 $114 $113 $132 $148 $146 $154 $167 $173 $185 $196 $205 $207 3.7% 4.7% 5.6% 6.0% 5.3% 4.7% 6.4% 6.5% 6.1% 5.9% 6.2% 5.7% 6.2% 6.2% 6.1% 5.9% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% $0 $50 $100 $150 $200 $250 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015F 2016F $ I N B IL L IO N S Agricultural Real Estate Mortgage Market Ag Real Estate Mortgage Market AGM – Ag Real Estate Mortgage Market Share (1) Source: USDA, Economic Research Service, nominal dollars (as of February 2016). (2) Includes total outstanding balance of loan purchases, guarantees, and Long-Term Standby Purchase Commitments (LTSPCs) in the Farm & Ranch line of business, USDA Guarantees, and AgVantage securities secured by collateral eligible for the Farm & Ranch line of business; excludes all loan purchases, guarantees, and LTSPCs in the Rural Utilities line of business and AgVantage securities secured by collateral eligible for Rural Utilities line of business. (1) (2) EXECUTIVE SUMMARY 09 (2)

FARMER MAC $2,520 $2,730 $2,950 $3,020 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 2012 2013 2014 2015 $ P E R A C R E Land Value (2)(4) Agricultural Industry Dashboard $96 $123 $91 $56 $0 $20 $40 $60 $80 $100 $120 $140 2012 2013 2014 2015F $ I N B IL L IO N S Farm Income (1) 321 297 200 182 190 195 240 219 0 100 200 300 400 2012 2013 2014 2015 IN D E X Commodity Index Feed Grains Prices Received Index Livestock Prices Received Index (2)(3) 1.67% 1.23% 0.96% 0.80% 0.00% 0.50% 1.00% 1.50% 2.00% 2012 2013 2014 2015 90-Day Delinquencies (5) (1) Source: USDA, Economic Research Service, nominal dollars (as of February 2016). (2) Source: USDA, National Agricultural Statistics Service, nominal dollars (as of February 2016). (3) Commodity prices indexed according to 1999 base year as 100. (4) Land values per acre include all farm and pasture land, irrigated and non-irrigated. (5) Source: Kansas City Federal Reserve, Ag Finance Databook & Farm Credit Funding Corp Annual Information Statements – Non-accrual real estate loans and accruing loans that are 90 days or more past due made by commercial and Farm Credit System banks (as of May 2016). EXECUTIVE SUMMARY 10 10-year Average $83 billion 10-year Average 1.30% 10-year Average $2,377

FARMER MAC Farmer Mac Dashboard $49.6 $54.9 $53.0 $47.0 $25.4 $0 $10 $20 $30 $40 $50 $60 2012 2013 2014 2015 2Q16 YTD $ I N M IL L IO N S Core Earnings EXECUTIVE SUMMARY 11 104 96 91 87 83 0 20 40 60 80 100 120 2012 2013 2014 2015 2Q16 YTD B A S IS P O IN T S Net Effective Spread $13.0 $14.0 $14.6 $15.9 $17.1 $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 FY12 FY13 FY14 FY15 2Q16 $ I N B IL L IO N S Outstanding Business Volume 70 55 35 56 38 0 20 40 60 80 FY12 FY13 FY14 FY15 2Q16 B A S IS P O IN T S 90-Day Delinquencies (Farm & Ranch Line of Business Only) (1) Core earnings and net effective spread are non-GAAP measures. For a reconciliation of GAAP net income attributable to common stockholders to core earnings and a reconciliation of GAAP net interest income to net effective spread, please refer to pages 44 and 45 of the Appendix. (2) Delinquencies include loans held and loans underlying off-balance sheet Farm & Ranch Guaranteed Securities and LTSPCs that are 90 days or more past due, in foreclosure, or in bankruptcy, excluding loans performing under either their original loan terms or a court-approved bankruptcy plan. (2) (1) (1)

FARMER MAC

Financing Rural America®

Farmer Mac's Investment Highlights

Quality Assets	• Rigorous underwriting standards • Low delinquencies • Low cumulative historical credit losses
Funding Advantage	• Finance assets through issuance of low-cost public debt • Issue at narrow, GSE spreads to U.S. Treasuries
Growth Prospects	• Robust worldwide demand for agricultural products • Increase market share through business development efforts • Significant wholesale financing opportunities
Operational Efficiency	• Overhead / outstanding business volume ~ 25 bps • Outstanding business volume ~$200 million per employee
Consistent Returns	• Core earnings growth • Annual core earnings return on equity ~ 15% to 20% • New dividend policy targeted at growing payouts of core earnings to ~ 30% over the next several years

EXECUTIVE SUMMARY

12

Agricultural Industry Highlights

FARMER MAC
Financing Rural America®

State of Agriculture[1] [2] – USDA Forecasts

Grain prices fell in 2015 due to record plantings/yields; livestock also under pressure

- U.S. agricultural product use increased 6% in 2015; however, ending stocks also increased due to record grain production
- Exports decreased 7%, driven by a stronger dollar and greater competition in overseas markets
- Some reversal of these trends in 2016Q1 but still under pressure

Farm income declined 38% in 2015; another 3% drop forecasted for 2016

- At $56 billion, 2015 projected farm income falls below the 10-year average of $83 billion
- Initial forecasts suggest a modest three percent decline in farm income in 2016
- Corn prices down on expected bumper crop; soybean prices better than expected due to export demand

Average inflation-adjusted U.S. agricultural real estate values decreased 3% in 2015

- Corn belt farmland values down between 4% and 5%[3] highs as falling grain prices reduced regional income
- Rest of U.S. land values remain stable to modestly increasing, led by demand for pasture ground
- Continued softening of land values in grain-heavy states in 2016

Land sales transactions have slowed with lower income and declining land values

- However, demographic trend (average age of U.S. farmer >60 years) provides support of primary transaction volume

California drought improved by El Nino; dryness persists but reservoirs healthier

- Farmer Mac portfolio in Western states remained strong throughout drought conditions

[1] Source: USDA, National Agricultural Statistics Service, Nominal (current dollars) (as of February 2016).
[2] Source: USDA, Economic Research Service, Nominal (current dollars) (as of February 2016).
[3] Source: Federal Reserve Bank of Chicago Seventh District, Ag Credit Conditions Survey AgLetter (as of February 2016).

AGRICULTURAL INDUSTRY HIGHLIGHTS
14

FARMER MAC Global Outlook Demand • USDA’s Future Agricultural Resources Model (FARM) projects a 75% increase in total production and consumption of major field crops between 2005 and 2050 • 43% increase in global population • Higher protein diets as incomes in developing countries increase • Thus significant “demand pull” for agricultural products Supply • Very high rate of capacity utilization • Finite amount of arable farmland • Estimated that less than 10% of U.S. cropland is idle • Thus, productivity would need to nearly double by 2050 to feed the world AGRICULTURAL INDUSTRY HIGHLIGHTS 15 (1) (1) Source: USDA, Economic Research Service Global Drivers of Agricultural Demand and Supply, September 2014. (2) Source: USDA, Census of Agriculture; 2012 (2)

FARMER MAC Farmer Mac’s Unique Market Position Farmer Mac enjoys a unique position, sharing in upside opportunity in strong markets and benefiting from downside protection and increased relative demand in weak markets Strong Market – Farmer Mac can participate in the upside • Situation: Credit is healthy, transaction volumes are high, and capital is plentiful • Impacts on Farmer Mac: – Farmer Mac can benefit from the higher industry volumes and healthy credit – However, when farm income is high and capital is plentiful, the relative value of access to GSE capital may be marginally lower – Earnings can benefit from lower credit costs, but spreads may be tighter Weak Market – Farmer Mac can benefit from loss protection and increased demand due to tighter credit conditions • Situation: Declining farm income, land values and credit quality; less access to capital • Impacts on Farmer Mac: – Farmer Mac can benefit from loss protection given its unique diversified geographic/commodity portfolio and its conservative underwriting standards – Farmer Mac can also benefit from the greater relative value of GSE capital in tighter credit market conditions – However, in bear markets, no entity will be immune to declining credit quality, although spreads may be more favorable AGRICULTURAL INDUSTRY HIGHLIGHTS 16

FARMER MAC Farmer Mac’s Downside Protection Conservative underwriting with significant focus on repayment strength and low LTVs • Total Debt Coverage (TDC) ratio of at least 1.25x • Generally maximum LTVs of 60% to 70%, but in practice average 40% to 45% on mortgages purchased • Require minimum borrower net equity of 50% across all agricultural assets • Significant scrutiny given to property access and access to water, among other items Farmer Mac credits less likely to default as compared to the broader industry • Farmer Mac is generally recognized as having the tightest credit requirements for ag mortgage loans • Primary focus on repayment capacity through stressed input assumptions during underwriting process • Farmer Mac is not a “lender of last resort”; Farm Credit Administration is a strong safety and soundness regulator Farmer Mac credits less likely to incur losses even when a default occurs • “Expected losses” of farm asset values range from 0% to 30% for various commodity types in Farmer Mac’s base case scenario • Farmer Mac’s “stress scenario losses” of farm asset values range from 17% to 50% for various commodity types • Given Farmer Mac’s portfolio average LTV of 45% as of June 30, average farm asset value losses would need to be in excess of 55% to begin to generate the first dollar of loss to Farmer Mac – The 1980s agricultural credit crisis saw land values decline approximately 23% from peak to trough AGRICULTURAL INDUSTRY HIGHLIGHTS 17 (1) Source: USDA, National Agricultural Statistics Service (as of August 2015). (1)

FARMER MAC $48 $51 $55 $39 $61 $87 $79 $57 $70 $78 $62 $77 $114 $96 $123 $91 $56 179 289 218 50 100 150 200 250 300 350 $0 $20 $40 $60 $80 $100 $120 $140 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015F IN D E X $ I N B IL L IO N S Nominal Farm Income Grain Index Livestock Index Export Change Index (1) (2) (2) (1) Farm Income and Related Trends (1) Source: USDA, Economic Research Service, nominal dollars (as of February 2016). (2) Source: USDA, National Agricultural Statistics Service; Indexed to 1999 as 100. AGRICULTURAL INDUSTRY HIGHLIGHTS 18

FARMER MAC Ag Land Value and Leverage Trends $1.0 $1.1 $1.2 $1.2 $1.3 $1.3 $1.6 $1.8 $2.0 $2.2 $2.1 $2.2 $2.3 $2.5 $2.7 $3.0 $3.0 $48 $51 $55 $39 $61 $87 $79 $57 $70 $78 $62 $77 $114 $96 $123 $91 $56 $0 $20 $40 $60 $80 $100 $120 $140 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015F $ IN B IL L IO N S A V E R A GE L A N D V A L U E $ I N T H O U S A N D S /A C R E Ag Land Values Land Value Nominal Farm Income Average 12.8% 9% 10% 11% 12% 13% 14% 15% 16% 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015F D E B T TO A S S E T R A T IO ( % ) Leverage Debt to Asset Ratio Average (1) Source: USDA, National Agricultural Statistics Service, nominals dollars, (as of February 2016); includes all farm and pasture land, irrigated and non-irrigated. (2) Source: USDA, Economic Research Service, nominal dollars (as of February 2016). (1) (2) (2) AGRICULTURAL INDUSTRY HIGHLIGHTS 19

FARMER MAC Agricultural Risk Management Tools Farmers today use a broad array of risk management tools, many of which were not available or not accepted during the ag credit crisis of the 1980s • Many now view costs of hedging simply as a cost of doing business • Have learned from their parents’ experiences in the 1980s • Risk management includes revenue and cost protection and more sophisticated asset liability management Revenue Hedging • Crop insurance – approximately 93% of planted acres to principle crops carry some form of crop insurance • Crop insurance premiums still federally subsidized and losses shared by the federal government • Futures/forward sales – many producers use hedging instruments to sell grain crops forward at planting stage Cost Hedging • Feed costs hedged with futures/forwards • Fertilizer and fuel costs can be similarly hedged • Water availability can be provided via “water banks” and secondary sources of water, e.g. wells • Water costs can also be hedged with forward purchase agreements Debt service is better managed with lower absolute leverage levels and better ALM AGRICULTURAL INDUSTRY HIGHLIGHTS 20 (1) Source: USDA, Risk Management Agency 2015 Summary of Business, Net Acres Insured and USDA NASS 2015 Acreage Report (1)

FARMER MAC USDA – Key 2016 Forecasts Demand for U.S. agricultural products to increase 1.3% • Demographic trends and a stabilizing economy contributing to growth • Lower commodity prices stimulating quantity demanded • However, total U.S. export values to decrease 10% to $125 billion, driven by higher global ending stocks and a stronger U.S. dollar reducing prices U.S. farm income to decline approximately 3% to $55 billion • Grain prices remain range-bound at lower levels and livestock prices down on higher global supplies • Input costs are stable to modestly declining – Labor, seed, and water costs are largely static, while fertilizer, fuel, and feed costs are declining modestly Average U.S. ag land values expected to stay relatively flat to slightly down • Midwest most impacted with estimates ranging from 5% to 15% declines as compared to 2015 levels • Rest of U.S. remains stable to modestly increasing – high non-grain commodity prices and high demand for pasture ground contributing to appreciation Total U.S. agricultural mortgage market to grow 1% to $207 billion AGRICULTURAL INDUSTRY HIGHLIGHTS 21 (1) Source: USDA, National Agricultural Statistics Service, nominal dollars (as of February 2016). (2) Source: USDA, Economic Research Service, nominal dollars (as of February 2016). (3) Source: USDA, World Agricultural Supply and Demand Estimates Report, nominal dollars (as of February 2016). (4) Source: USDA, Economic Research Service Trade Outlook (as of March 2016). (1) (2) (3) (4)

Farmer Mac Overview

FARMER MAC Lines of Business and Products Product Type Customers Lines of Business $ IN BILLIONS AND PERCENTAGE OF TOTAL VOLUME LOAN PURCHASES • Ag Banks • Insurance Companies • Rural Utilities Cooperatives F & R USDA RU IC Total $3.2 19% $2.0 12% $1.0 6% -- $6.2 37% WHOLESALE FINANCING • AgVantage • Farm Equity AgVantage • Ag Banks • Insurance Companies • Ag Investment Funds • Production and Agribusiness Companies • Rural Utilities Cooperatives -- -- -- $7.4 43% $7.4 43% CREDIT PROTECTION • Long-term Standby Purchase Commitments (LTSPCs)/ AMBS Guarantees • FCS Institutions • Ag Banks • Insurance Companies • Ag Investment Funds • Rural Utilities Cooperatives $2.6 15% -- $0.9 5% -- $3.5 20% Total $5.8 $2.0 $1.9 $7.4 $17.1 = Allowances and provisions recorded on these assets FARMER MAC OVERVIEW 23 AS OF JUNE 30, 2016

FARMER MAC

Financing Rural America®

Business Development

Product Type	Marketing Channel	Target Customers
AG LOAN PURCHASES AND CREDIT PROTECTION	• Marketing department with 5 relationship managers • Geographically dispersed nationwide • Cover ag banks and non-bank originators • Seek to add new ag lenders as eligible loan sellers for Farmer Mac • Seek to add LTSPCs	• Over 3,200 commercial banks with agricultural loans on-balance sheet (approximately 800 are currently sellers)[(1)] • Special focus on large-cap ag banks • Farm Credit System (FCS) • Insurance company ag lenders
WHOLESALE FINANCING FOR RURAL LENDERS	• Director of Institutional Business Development • C-suite outreach to target firms • Attend industry conferences	• Insurance company ag lenders • Larger banks with ag mortgage portfolios • Rural utilities cooperative lenders
WHOLESALE FINANCING FOR INVESTORS IN AG ASSETS	• Same as Wholesale Financing for Rural Lenders • Paid deal sourcing relationships with industry contacts • Leverage capital markets relationships to identify ag funds and ag companies seeking low-cost wholesale financing	• Public or private ag investment funds (all structures) • Agricultural companies – production ag and agribusiness (for profit and cooperative)
RURAL UTILITIES LOAN PURCHASES AND CREDIT PROTECTION	• C-suite relationships • Credit department contacts • Capital markets relationship contacts	• National Rural Utilities Cooperative Finance Corporation (non-GSE) • CoBank (FCS GSE)

[(1)] Source: FDIC Statistics on Depository Institutions datasets (https://www2.fdic.gov/sdi/index.asp).

FARMER MAC OVERVIEW

24

FARMER MAC Outstanding Volume - Portfolio Summary [CATEGOR Y NAME] [VALUE] [CATEGOR Y NAME] [VALUE] [CATEGOR Y NAME] [VALUE] [CATEGOR Y NAME] [VALUE] By Line of Business [CATEGOR Y NAME] [VALUE] [CATEGOR Y NAME] [VALUE] [CATEGOR Y NAME] [VALUE] [CATEGOR Y NAME] [PERCE NTAGE] [CATEGOR Y NAME] [VALUE] By Product Type FARMER MAC OVERVIEW 25 AS OF JUNE 30, 2016

FARMER MAC [CATEGOR Y NAME] [VALUE] [CATEGOR Y NAME] [PERCE NTAGE] [CATEGOR Y NAME] [VALUE] [CATEGOR Y NAME] [PERCE NTAGE] [CATEGOR Y NAME] [PERCE NTAGE] [CATEGOR Y NAME] [PERCEN TAGE] By Geographic Region [CATEGOR Y NAME] [VALUE] [CATEGOR Y NAME] [VALUE] [CATEGOR Y NAME] [VALUE] [CATEGOR Y NAME] [VALUE] [CATEGOR Y NAME] [VALUE] By Commodity Type Farm & Ranch Loans Portfolio Diversification FARMER MAC OVERVIEW 26 (1) Farm & Ranch portfolio includes on-balance sheet loans and LTSPCs. AS OF JUNE 30, 2016 (1)

FARMER MAC Core earnings are primarily a direct function of three key factors: Core Earnings Value Drivers FARMER MAC OVERVIEW 27 Value Drivers Things to Consider BUSINESS VOLUME •Macro supply/demand for ag credit •Farmer Mac business development success • Impact of potential credit quality shocks • Impact of potential rate shocks NET EFFECTIVE SPREAD •Macro supply/demand for ag credit •Absolute level of interest rates •Business mix •Delinquencies CREDIT QUALITY • Idiosyncratic borrower impacts: death in family, divorce, & disease •Commodity price volatility •Acts of nature: droughts, disease, etc. (1) (1) Core earnings and net effective spread are non-GAAP measures. For a reconciliation of GAAP net income attributable to common stockholders to core earnings and a reconciliation of GAAP net interest income to net effective spread, please refer to pages 43-45 of the Appendix. (1)

FARMER MAC Farmer Mac Outstanding Business Volume $17.1 $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2Q16 $ I N B IL L IO N S FARMER MAC OVERVIEW 28 12.6% CAGR (1999 to 2015)

FARMER MAC Farmer Mac Net Effective Spread FARMER MAC OVERVIEW 29 69 78 106 97 106 106 104 96 91 87 83 0.9% 0.9% 1.8% 2.0% 1.1% 1.0% 1.3% 0.9% 0.7% 1.1% 1.2% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 0 20 40 60 80 100 120 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2Q16 YTD M OO D Y ’S C OR P OR A TE S P R E A D IN D E X N E T E FF E C T IV E S P R E A D B A S IS P O IN T S Farmer Mac Net Effective Spread Moody's Corporate Spread Index(3) (1) Net effective spread is a non-GAAP measure. For a reconciliation of GAAP net interest income to net effective spread, please refer to page 45 of the Appendix. (2) Beginning Jan. 1, 2015, Farmer Mac classified all of the income from Farmer Mac Guaranteed Securities that it holds in its portfolio as interest income. Periods prior to 2011 have not been restated. (3) Source: St. Louis Fed, Economic Database: Average Moody’s Baa – Average Moody’s Aaa band spreads. (2) (1)

FARMER MAC (1) Source: Kansas City Federal Reserve, Ag Finance Databook & Farm Credit Funding Corp Annual Information Statements – Non-accrual real estate loans and accruing loans that are 90 days or more past due made by commercial and Farm Credit System banks; 2Q16 data not yet available. (2) Delinquencies include loans held and loans underlying off-balance sheet Farm & Ranch Guaranteed Securities and LTSPCs that are 90 days or more past due, in foreclosure, or in bankruptcy, excluding loans performing under either their original loan terms or a court-approved bankruptcy plan. Farmer Mac Credit vs. Industry 1.30% 1.20% 1.17% 0.75% 0.60% 0.52% 0.54% 0.95% 2.00% 2.40% 2.10% 1.67% 1.23% 0.96% 0.80% 1.59% 1.21% 0.60% 0.55% 0.58% 0.41% 0.21% 1.35% 1.13% 1.63% 0.93% 0.70% 0.55% 0.35% 0.56% 0.38% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% FY01 FY02 FY03 FY04 FY05 FY06 FY07 FY08 FY09 FY10 FY11 FY12 FY13 FY14 FY15 2Q16 90-Day Delinquencies Industry 90-Day Delinquencies Farmer Mac 90-Day Delinquencies (Farm & Ranch Portfolio Only) (1) FARMER MAC OVERVIEW 30 (2) Farmer Mac Historical Average 1.00%

FARMER MAC Farmer Mac – Historical Credit Losses Farmer Mac’s Rural Utilities, USDA Guarantees, and Institutional Credit lines of business have not had any credit losses to date Farm & Ranch line of business has historical cumulative losses of 0.16%, or less than 1bp per year • Cumulative losses of $34 million on $21 billion of cumulative historical business volume FARMER MAC OVERVIEW 31 -$2 $0 $2 $4 $6 $8 $10 $12 1995 & Prior 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 N E T L OS S / ( GA IN ) $ I N M IL L IO N S BY YEAR OF ORIGINATION Ag Storage & Processing Crops Permanent Plantings Livestock Part-Time Farm / Rural Housing

FARMER MAC Funding Finance asset purchases with proceeds of debt issuances • 20+ dealers • Match-funding provides for stable net effective spread and immaterial interest rate risk Farmer Mac’s debt securities carry privileges for certain holders • 20% capital risk weighting • Eligible collateral for Fed advances • Legal investments for federally supervised financial institutions (banks, etc.) FARMER MAC OVERVIEW 32 Debt Securities Trade at Narrow Spreads to Comparable Maturity Treasuries MATURITY (YEARS) 1 3 5 10 SPREAD TO TREASURY (AS OF JUNE 30, 2016) 10 bps 17 bps 23 bps 63 bps

Farmer Mac Financial Performance

FARMER MAC Second Quarter 2016 Financial Performance Net effective spread (NES) of $31.0 million (84 bps) compared to $29.9 million (82 bps) last quarter, and $29.8 million (88 bps) in second quarter 2015 • Increase in 2Q16 NES percentage driven by lower short-term LIBOR-based funding costs and increased cash interest • Year-over-year increase in dollars attributable to growth in outstanding business volume Core earnings of $13.0 million ($1.23 per diluted share), compared to $12.4 million ($1.12 per diluted share) last quarter, and $11.6 million ($1.02 per diluted share) for second quarter 2015 • Sequential increase due to higher net effective spread and guarantee and commitment fee income • Year-over-year increase due to higher net effective spread and guarantee and commitment fee income and lower credit costs Total business volume of $17.1billion, an increase of $901 million from March 31, 2016 and $2.0 billion from second quarter 2015 • Added $421 million of Rural Utilities loans under LTSPCs(+$414 million net) • Purchased $396 million of AgVantage securities (+$330 million net) • Purchased $241 million of Farm & Ranch loans (+$166 million net) • Purchased $111 million of USDA Securities (+$13 million net) • Added $58 million of Farm & Ranch loans under LTSPCs (-$49 million net) • Issued $23 million of Farmer Mac Guaranteed USDA Securities (+$18 million net) • Purchased $10 million of Rural Utilities loans (+$10 million net) Credit quality remains stable • 90-day delinquencies of $22.1 million (0.38% of Farm & Ranch loans), a decrease from $34.7 million (0.61% of Farm & Ranch loans) in first quarter 2016 34 FARMER MAC FINANCIAL PERFORMANCE (1) Core earnings, core earnings per share, and net effective spread are non-GAAP measures. For a reconciliation of GAAP net income attributable to common stockholders to core earnings, earnings per share to core earnings per share, and a reconciliation of GAAP net interest income to net effective spread, please refer to pages 43-45 of the Appendix. (1)

FARMER MAC $11.7 $11.3 $11.0 $9.1 $12.4 $12.9 $16.5 $23.2 $11.6 $13.0 $13.4 $11.8 $9.3 $13.2 $11.6 $15.3 $9.5 $13.1 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 2012 2013 2014 2015 2016 $ I N M IL L IO N S 1Q 2Q 3Q 4Q $49.6 $54.9 $53.0 $47.0 Core Earnings (Non-GAAP Measure) FARMER MAC FINANCIAL PERFORMANCE 35 (1) For a reconciliation of GAAP net income attributable to common stockholders to core earnings, a non-GAAP financial measure, please refer to pages 43-45 of the Appendix. (2) Core earnings for 2014 include the effects of the cash management and liquidity initiative implemented in second quarter 2014, and the capital structure initiative under which Farmer Mac issued $150 million of preferred stock in advance of the planned March 30, 2015 redemption of all outstanding Farmer Mac II Preferred Stock and related Farm Asset-Linked Capital Securities (FALConS). Each of these initiatives have been described in Farmer Mac’s prior SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 16, 2015. (2) (1) $25.4

FARMER MAC Business Volume FARMER MAC FINANCIAL PERFORMANCE 36 $5.2 $5.4 $5.8 $5.5 $5.8 $6.0 $6.4 $6.7 $6.8 $7.4 $1.7 $1.8 $1.9 $1.9 $2.0 $1.1 $1.0 $1.5 $0.9 $1.9 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 2013 2014 2015 2Q15 2Q16 $ I N B IL L IO N S Farm & Ranch Institutional Credit USDA Guarantees Rural Utilities $14.6 AS OF YEAR-END AS OF QUARTER-END (1) Includes on- and off-balance sheet outstanding business volume. $14.0 $15.1 $17.1 (1) $15.9

FARMER MAC Net Effective Spread (Non-GAAP Measure) $117.2 $116.6 $113.7 $119.4 $61.0 1.04% 0.96% 0.91% 0.87% 0.83% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 2012 2013 2014 2015 2Q16 YTD $ I N M IL L IO N S Net Effective Spread (dollars) Net Effective Spread (percent) FARMER MAC FINANCIAL PERFORMANCE 37 AS OF YEAR-END (1) For a reconciliation of GAAP net interest income to net effective spread, a non-GAAP financial measure, please refer to page 45 of the Appendix. (1)

FARMER MAC Credit Quality – 90-Day Delinquencies FARMER MAC FINANCIAL PERFORMANCE 38 $47.0 $33.9 $25.9 $31.9 $22.1 1.07% 0.69% 0.49% 0.58% 0.38% 0.38% 0.25% 0.18% 0.21% 0.13% -0.10% 0.10% 0.30% 0.50% 0.70% 0.90% 1.10% 1.30% $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 2Q12 2Q13 2Q14 2Q15 2Q16 $ I N M IL L IO N S 90-Day Delinquencies (dollars) % of Farm & Ranch Portfolio Only % of Total Portfolio

FARMER MAC $591 $766 $564 $553 $573 $192 $345 $102 $110 $76 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $0 $200 $400 $600 $800 2013 2014 2015 2Q15 2Q16 E X C E S S S T A T U TO R Y C A P IT A L $ IN M IL L IO N S C O R E C A P IT A L $ I N M IL L IO N S Core Capital Excess Statutory Capital AS OF YEAR-END AS OF QUARTER-END Capital FARMER MAC FINANCIAL PERFORMANCE 39 (1) Core capital defined as total stockholders’ equity less accumulated other comprehensive income. (2) Excess statutory capital defined as core capital less statutory minimum capital. (1) (2) $250m Redemption of Farmer Mac II Preferred Stock and related FALConS

Appendix

FARMER MAC

Financing Rural America

Key Company Metrics

($ in thousands, except per share amounts)	2Q16 YTD	2015	2014	2013	2012
Core Earnings[1] [2]	**$25,412**	$46,975	$53,047	$54,892	$49,642
Core Earnings per Diluted Share[2]	**$2.35**	$4.15	$4.67	$4.90	$4.51
Net Effective Spread ($)[2]	**$60,975**	$119,380	$113,693	$116,582	$117,190
Net Effective Spread (%)[2]	**0.83%**	0.87%	0.91%	0.96%	1.04%
Guarantee & Commitment Fees	**$9,479**	$17,155	$16,780	$16,591	$15,989
Excess Regulatory Capital	**$75,500**	$102,400	$345,000	$192,200	$145,000
Common Stock Dividends per Share	**$0.52**	$0.64	$0.56	$0.48	$0.40
Outstanding Business Volume	**$17,116,536**	$15,898,820	$14,597,758	$13,950,312	$13,015,188
90-Day Delinquencies – Farm & Ranch	**0.38%**	0.56%	0.35%	0.55%	0.70%
Charge-Offs	**$0**	$3,772	$86	$4,004	$2,501
Book Value per Share[3]	**$35.16**	$33.66	$29.76	$26.68	$20.52
Core Earnings Return on Equity	**14%**	14%	17%	22%	25%

(1) Core earnings for 2014 include the effects of the cash management and liquidity initiative implemented in second quarter 2014 and the capital structure initiative under which Farmer Mac issued $150 million of preferred stock in advance of the planned March 30, 2015 redemption of all outstanding Farmer Mac II Preferred Stock and related FALConS. Each of these initiatives have been described in Farmer Mac's prior SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 16, 2015.

(2) Core earnings, core earnings per share, and net effective spread are non-GAAP measures. For a reconciliation of GAAP net income attributable to common stockholders to core earnings, earnings per share to core earnings per share, and a reconciliation of GAAP net interest income to net effective spread, please refer to pages 44 and 45 of the Appendix.

(3) Book Value per Share excludes accumulated other comprehensive income.

APPENDIX

41

FARMER MAC

Financing Rural America

Farmer Mac's Core Earnings History

($ in thousands)	Core Earnings by Quarter Ended								
	Jun-16	Mar-16	Dec-15	Sep-15	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14
Revenues:									
Net effective spread [1]	$ 31,026	$ 29,949	$ 29,949	$ 30,387	$ 29,787	$ 29,257	$ 28,442	$ 29,766	$ 29,049
Guarantee and commitment fees	4,810	4,669	4,730	4,328	4,085	4,012	4,097	4,152	4,216
Other	(125)	(517)	(284)	(93)	(24)	(405)	(1,285)	(2,001)	(520)
Total revenues	35,711	34,101	34,395	34,622	33,848	32,864	31,254	31,917	32,745
Credit related expense/(income):									
Provision for/(release of) losses	458	63	(49)	(303)	1,256	(696)	(479)	(804)	(2,557)
REO operating expenses	-	39	44	48	-	(1)	48	1	59
Losses/(gains) on sale of REO	-	-	-	-	-	1	28	-	(168)
Total credit related expense/(income)	458	102	(5)	(255)	1,256	(696)	(403)	(803)	(2,666)
Operating expenses:									
Compensation and employee benefits	5,611	5,774	5,385	5,236	5,733	5,693	4,971	4,693	4,889
General and administrative	3,757	3,526	3,238	3,676	3,374	2,823	2,992	3,123	3,288
Regulatory fees	612	613	613	600	600	600	600	593	594
Total operating expenses	9,980	9,913	9,236	9,512	9,707	9,116	8,563	8,409	8,771
Net earnings	25,273	24,086	25,164	25,365	22,885	24,444	23,094	24,311	26,640
Income tax expense/(benefit)	8,956	8,444	8,855	8,924	8,091	6,692	4,858	6,327	(4,734)
Non-controlling interest	(16)	(28)	(60)	(36)	(119)	5,354	5,414	5,412	5,819
Preferred stock dividends	3,296	3,295	3,296	3,295	3,296	3,295	3,296	3,283	2,308
Core earnings [1]	$ 13,037	$ 12,375	$ 13,073	$ 13,182	$ 11,617	$ 9,103	$ 9,526	$ 9,289	$ 23,247

[1] Core earnings and net effective spread are non-GAAP measures. For a reconciliation of GAAP net income attributable to common stockholders to core earnings and a reconciliation of GAAP net interest income to net effective spread, please refer to pages 43 and 45 of the Appendix.

APPENDIX

42

FARMER MAC
Financing Rural America

Reconciliation of Net Income to Core Earnings

($ in thousands)	Jun-16	Mar-16	Dec-15	Sep-15	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14
	Core Earnings by Quarter Ended								
Net income attributable to common stockholders	$ 12,006	$ 10,317	$ 15,032	$ 8,359	$ 22,162	$ 1,818	$ 5,647	$ 11,586	$ 20,205
Reconciling items:									
Unrealized (losses)/gains on financial derivatives and hedging activities	(2,076)	(2,989)	2,743	(6,906)	15,982	(895)	(5,719)	4,131	(4,696)
Unrealized gains/(losses) on trading assets	394	358	696	(8)	170	362	1,044	(32)	(71)
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(371)	(281)	(263)	(117)	(125)	(814)	(1,247)	(678)	(274)
Net effects of settlements on agency forward contracts	466	(255)	(162)	(390)	197	(252)	(46)	113	363
Loss on retirement of Farmer Mac II LLC [1] Preferred Stock	-	-	-	-	-	(8,147)	-	-	-
Income tax effect related to reconciling items	556	1,109	(1,055)	2,598	(5,679)	2,461	2,089	(1,237)	1,636
Core earnings	$ 13,037	$ 12,375	$ 13,073	$ 13,182	$ 11,617	$ 9,103	$ 9,526	$ 9,289	$ 23,247

[1] The loss from retirement of the Farmer Mac II LLC Preferred Stock in first quarter 2015 has been excluded from core earnings because it is not a frequently occurring transaction and not indicative of future operating results. This is also consistent with Farmer Mac's previous treatment of these types of origination costs associated with securities underwriting that are capitalized and deferred during the life of the security.

APPENDIX
43

FARMER MAC Reconciliation of Net Income to Core Earnings APPENDIX 44 (in thousands) 2Q16 YTD 2015 2014 2013 2012 Net income attributable to common stockholders 22,323$ 47,371$ 38,251$ 71,833$ 43,894$ Less reconciling items: Unrealized (losses)/gains on financial derivatives and hedging activities (5,065) 10,924 (9,969) 45,181 6,654 Unrealized gains/(losses) on trading assets 752 1,220 1,597 (820) 308 Amortization of premiums/discounts and deferred gains on assets consolidated at fair value (652) (1,319) (14,549) (19,180) (11,178) Net effects of settlements on agency forward contracts 211 (607) 158 882 1,317 Lower of cost or fair value adjustments on loans held for sale - - - - (5,943) Loss on retirement of Farmer Mac II LLC Preferred Stock - (8,147) - - - Income tax effect related to reconciling items 1,665 (1,675) 7,967 (9,122) 3,094 Core earnings 25,412$ 46,975$ 53,047$ 54,892$ 49,642$ Core Earnings by Period Ended (1) (1) The loss from retirement of the Farmer Mac II LLC Preferred Stock in first quarter 2015 has been excluded from core earnings because it is not a frequently occurring transaction and not indicative of future operating results. This is also consistent with Farmer Mac’s previous treatment of these types of origination costs associated with securities underwriting that are capitalized and deferred during the life of the security.

FARMER MAC Reconciliation of Net Effective Spread APPENDIX 45 (in thousands) 2Q16 YTD 2015 2014 2013 2012 2011 2010 2009 2008 2007 2006 Net interest yield 0.88% 0.88% 0.51% 0.89% 1.14% 1.30% 1.30% 1.68% 1.62% 0.85% 0.85% Net effect of consolidated trusts 0.02% 0.01% 0.00% 0.00% 0.02% 0.06% 0.15% 0.00% 0.00% 0.00% 0.00% Net effect of securities purchaed under agreement to resell and securities sold, not yet purchased 0.00% 0.00% 0.35% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% Expense related to undesignated financial derivatives -0.07% -0.04% -0.07% -0.10% -0.23% -0.41% -0.54% -0.70% -0.49% 0.00% -0.07% Amortization of premiums/discounts on assets consolidated at fair value 0.01% 0.02% 0.12% 0.17% 0.12% 0.12% 0.19% 0.00% 0.00% 0.00% 0.00% Yield maintenance payments (1) 0.00% 0.00% 0.00% 0.00% -0.01% -0.01% -0.04% -0.01% -0.07% -0.07% -0.09% Net Effective Spread 0.84% 0.87% 0.91% 0.96% 1.04% 1.06% 1.06% 0.97% 1.06% 0.78% 0.69% (1) Beginning in 2013, Farmer Mac no longer excluded yield maintenance payments. 2010 includes $1.4 million related to income recognition as a result of an early payoff of a loan secured by an ethanol plant. Net Effective Spread by Period Ended

FARMER MAC
Financing Rural America®

Farmer Mac's Net Effective Spread History[1]

($ in thousands)	Net Effective Spread by Business Segment: Farm & Ranch Dollars	Yield	USDA Guarantees Dollars	Yield	Rural Utilities Dollars	Yield	Institutional Credit Dollars	Yield	Corporate Dollars	Yield	Net Effective Spread[1] Dollars	Yield
For the quarter ended:												
June 30, 2016	**$ 9,875**	**1.78%**	**$ 4,588**	**0.96%**	**$ 2,562**	**1.03%**	**$ 11,407**	**0.77%**	**$ 2,594**	**0.29%**	**$ 31,026**	**0.84%**
March 31, 2016	9,461	1.71%	4,308	0.91%	2,538	1.02%	11,090	0.80%	2,552	0.26%	29,949	0.82%
December 31, 2015	9,381	1.72%	4,518	0.96%	2,845	1.14%	10,899	0.80%	2,306	0.26%	29,949	0.85%
September 30, 2015	9,628	1.80%	4,630	0.99%	2,907	1.18%	11,271	0.81%	1,951	0.25%	30,387	0.88%
June 30, 2015	9,681	1.82%	4,466	0.98%	2,838	1.18%	10,860	0.78%	1,942	0.25%	29,787	0.88%
March 31, 2015 [2]	10,114	1.97%	4,225	0.95%	2,804	1.15%	10,425	0.77%	1,689	0.20%	29,257	0.86%
December 31,2014 [3]	8,682	1.71%	5,250	1.19%	2,908	1.18%	9,870	0.78%	1,732	0.26%	28,442	0.91%
September 30, 2014	8,207	1.68%	5,073	1.18%	2,890	1.16%	9,823	0.78%	3,773	0.59%	29,766	0.97%
June 30, 2014	7,820	1.64%	4,159	0.99%	2,953	1.16%	9,957	0.78%	4,160	0.57%	29,049	0.92%

[1] Net effective spread is a non-GAAP measure. For a reconciliation of GAAP net interest income to net effective spread, please refer to page 45 of the Appendix.

[2] Beginning in first quarter 2015, Farmer Mac revised it's methodology for interest expense allocation among Farm & Ranch, USDA Guarantees, and Rural Utilities lines of business. As a result of this revision, a greater percentage of interest expense has been allocated to the longer term assets included within the USDA Guarantees and Rural Utilities lines of business. Net effective spread for periods prior to the quarter ended March 31, 2015 does not reflect this revision.

[3] On October 1, 2014, $78.5 million of preferred stock issued by CoBank was called, resulting in a loss of net effective spread of $2.1 million or 30 basis points in the corporate segment. The impact on consolidated net effective spread on a quarterly basis is 7 basis points.

APPENDIX
46

FARMER MAC Liquidity – Investment Portfolio Farmer Mac maintains an investment portfolio to provide back-up source of liquidity in excess of regulatory requirements • Minimum of 90 days of liquidity required by regulation $4.2 billion investment portfolio at June 30 • Cash and highly-rated investment securities • Conservative portfolio goals − Minimize exposure to market volatility − Preservation of capital − Ready access to cash • Provided 145 days of liquidity as of June 30, 2016 Farmer Mac also has $1.5 billion line of credit with U.S. Treasury • Supports Farmer Mac’s guarantee obligations • Farmer Mac has never used this line of credit [CATEGOR Y NAME] [PERCEN TAGE] [CATEGOR Y NAME] [PERCEN TAGE] [CATEGOR Y NAME] [PERCEN TAGE] [CATEGOR Y NAME] [PERCEN TAGE] Liquidity Portfolio APPENDIX 47 AS OF JUNE 30, 2016

FARMER MAC Interest Rate Risk Match fund asset purchases with liabilities that have similar interest rate characteristics • Duration and convexity matching • Coupon type • Reset frequency Manage pre-payment risk on mortgages • Issue a portfolio of callable and bullet debt across spectrum of maturities to obtain the appropriate match • Can adjust effective asset and debt coupon and duration characteristics through the use of interest rate swaps or other derivatives Perform regular stress testing and disclose a variety of sensitivity measures • Duration Gap • Market Value of Equity (MVE) Sensitivity • Net Interest Income (NII) Sensitivity • Measure these sensitivities’ impact on various capital metrics APPENDIX 48

FARMER MAC Three Classes of Common Stock Number of Shares CLASS A VOTING COMMON STOCK • NYSE: AGM.A • Ownership restricted to non-Farm Credit System financial institutions 1.0 million CLASS B VOTING COMMON STOCK • Not publicly traded • Ownership restricted to Farm Credit System institutions 0.5 million CLASS C NON-VOTING COMMON STOCK • NYSE: AGM • No ownership restrictions 8.9 million APPENDIX 49

FARMER MAC Three Classes of Preferred Stock Number of Shares SERIES A NON-CUMULATIVE PREFERRED STOCK • NYSE: AGM.PR.A • Dividend Yield: 5.875%** • Option to redeem at any time on or after January 17, 2018 • Redemption Value: $25 per share 2.4 million SERIES B NON-CUMULATIVE PREFERRED STOCK • NYSE: AGM.PR.B • Dividend Yield: 6.875%** • Option to redeem at any time on or after April 17, 2019 • Redemption Value: $25 per share 3.0 million SERIES C FIXED-TO-FLOATING NON-CUMULATIVE PREFERRED STOCK • NYSE: AGM.PR.C • Dividend Yield: 6.000%** • Option to redeem at any time on or after July 18, 2024 • Redemption Value: $25 per share 3.0 million APPENDIX 50 **Par value annual dividend yield